As filed with the Securities and Exchange Commission on June 6, 1997
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                             MTS SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                    41-0908057
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             14000 TECHNOLOGY DRIVE
                             EDEN PRAIRIE, MN 55344
              (Address of Principal Executive Offices and zip code)
                          ----------------------------

                             MTS SYSTEMS CORPORATION
                             1997 STOCK OPTION PLAN
                            (Full title of the Plan)
                          ----------------------------

                               Donald M. Sullivan
                                    President
                             MTS Systems Corporation
                             14000 Technology Drive
                             Eden Prairie, MN 55344
                                 (612) 937-4000
                          (Name, address, including zip
                            code and telephone number
                              of agent for service)

                                    Copy to:

                                 Patrick Delaney
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                              Minneapolis, MN 55402
                                 (612) 371-3211



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                       Proposed       Proposed
Title of                               Maximum        Maximum
Securities             Amount          Offering       Aggregate       Amount of
to be                  to be             Price        Offering      Registration
Registered           Registered        Per Share        Price            Fee
--------------------------------------------------------------------------------

Common Stock,      750,000 shares     $25.4375(1)   $19,078,125(1)    $5,782
$.25 par value
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on May 30, 1997.



                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.



                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

         (b) The Definitive Proxy Statement dated December 19, 1996 for the 1997 Annual Meeting of Shareholders.

         (c) The Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996 and March 31, 1997.

         (d) The description of the Company's Common Stock as set forth in the Company's Form S-8 Registration Statement dated January 29, 1992 (Registration No. 33-45386), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Patrick Delaney, Secretary of the Company, is a partner in Lindquist & Vennum P.L.L.P., which is the law firm passing on the validity of the securities issued under the Plan.

Item 6.  Indemnification of Directors and Officers.

         The Company's Bylaws provide that any person who at any time shall serve or shall have served as a director, officer or employee of the Company, or of any other enterprise at the request of the Company, and the heirs, executors and administrators of such person, shall be indemnified by the Company in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

(1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

(2)      Acted in good faith;

(3) Received no improper personal benefit and section 302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

(4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

(5) In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause
         (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit     Description

  4(a) MTS Systems Corporation 1997 Stock Plan (incorporated by reference to Exhibit 10.p to the Company's Annual Report on Form 10-K for the year ended September 30, 1996).

  5(a) Opinion and Consent of Lindquist & Vennum P.L.L.P. as to the legality of the common stock offered pursuant to the stock plan

 23(a)      Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5(a))

 23(b)      Consent of Arthur Andersen LLP., independent public accountants

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on May 27, 1997.

                                       MTS SYSTEMS CORPORATION


                                       By /s/ Donald M. Sullivan
                                          -------------------------------------
                                          Donald M. Sullivan, President


                                POWER OF ATTORNEY

         The undersigned officers and directors of MTS Systems Corporation hereby constitute and appoint Donald M. Sullivan and Patrick Delaney, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on May 27, 1997 in the capacities indicated.



Signature


/s/ Donald M. Sullivan
-------------------------------------
Donald M. Sullivan, Chairman of
the Board, Chief Executive Officer
(Principal Executive Officer)
and President


/s/ Marshall L. Carpenter
-------------------------------------
Marshall L. Carpenter, Vice
President and Chief Financial
Officer (Principal Financial
and Accounting Officer)


/s/ E. T. Binger
-------------------------------------
E. T. Binger, Director


/s/ Charles A. Brickman
-------------------------------------
Charles A. Brickman, Director


/s/ Thomas E. Holloran
-------------------------------------
Thomas E. Holloran, Director


/s/ Thomas E. Stelson
-------------------------------------
Thomas E. Stelson, Director


/s/ Bobby I. Griffin
-------------------------------------
Bobby I. Griffin, Director


/s/ Russell A. Gullotti
-------------------------------------
Russell A. Gullotti, Director


/s/ Linda H. Whitman
-------------------------------------
Linda H. Whitman, Director